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                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Anadarko Petroleum Corporation

We consent to the use of our reports incorporated herein by reference and to our firm under the heading "Experts" in the prospectus. Our report refers to a change in method of accounting for foreign crude oil inventories, effective January 1, 2000.

/s/ KPMG LLP

Houston, Texas

June 25, 2001